UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  November 22, 2010

Commission File No. 001-33399

______________

COMVERGE, INC.
(Exact name of registrant as specified in its charter)

______________

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300
Norcross, Georgia 30092
(Address of Principal Executive offices) (Zip code)

Registrant’s Telephone Number, including Area Code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Agreement

Amendment No. 2 to Demand Side Management Agreement with Consolidated Edison of New York, Inc.

On November 22, 2010, Comverge, Inc., through its subsidiary, Public Energy Solutions, LLC, entered into an amendment with Consolidated Edison Company of New York, Inc. (“Con Edison”) to one of its four demand side management contracts (the “Con Edison Amendment”). The contract, prior to this amendment, was aimed at collectively eliminating up to 42 megawatts of base load energy demand in specific network areas of Con Edison’s system.  The Con Edison Amendment reduces the total expectation for the contract by 29 megawatts for a delivery of a net 13 megawatts of load reduction, and significantly reduces the potential for payment of liquidated damages.  With the reset of the megawatt commitments, no liquidating damages are expected for 2010.  The Con Edison Amendment reduces the Company’s megawatts of capacity under this long-term contract by 29 and the estimated future revenues from this long-term contract by approximately $29 million over the remaining term of the agreement.  With over 7 megawatts of capacity provided to date under the agreement, there is an estimated 6 megawatts of committed capacity remaining to be delivered under that contract over the next two years.

The foregoing summary of the Con Edison Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment to Demand Side Management Agreement, a copy of which will be included in a subsequent filing.

Fourth Amendment to Loan and Security Agreement with Silicon Valley Bank

On November 23, 2010, Comverge, Inc. and its wholly owned subsidiaries Enerwise Global Technologies, Inc, Comverge Giants, LLC, Public Energy Solutions, LLC, Public Energy Solutions NY, LLC, Clean Power Markets, Inc., and Alternative Energy Resources, Inc., (collectively, the “Borrowers”), entered into a fourth amendment to its existing loan and security agreement with Silicon Valley Bank (the “SVB Amendment”). The SVB Amendment modifies the availability provisions and the financial covenants under the agreement, as well as modifies certain definitions to reflect the Borrowers’ entry into a Loan and Security Agreement, dated November 5, 2010, by and between Borrowers and Partners For Growth III, L.P.  In connection with the SVB Amendment, Comverge paid a loan modification fee of $50,000.  All other terms and conditions of the credit facility remain the same and in full force and effect.

The foregoing summary of the SVB Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment to Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment to Loan and Security Agreement by and among Comverge, Inc., Enerwise Global Technologies, Inc., Comverge Giants, Inc., Public Energy Solutions, LLC, Public Energy Solutions NY, LLC, Clean Power Markets, Inc. and Alternative Energy Resources, Inc., (collectively, “Borrowers”) and Silicon Valley Bank (“Lender”), dated November 23, 2010.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

    This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to the potential for payments of liquidated damages, projected contracted revenues, the amount of revenue and megawatts that will be generated by long-term contracts and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving its products, the development and distribution of Comverge’s products and related services, economic and competitive factors, Comverge’s key strategic relationships, changes in regulations affecting Comverge’s business and other risks more fully described in Comverge’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:  /s/ Michael Picchi
Name:  Michael Picchi
Title:    Executive Vice President and Chief Financial Officer

Dated: November 29, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment to Loan and Security Agreement by and among Comverge, Inc., Enerwise Global Technologies, Inc., Comverge Giants, Inc., Public Energy Solutions, LLC, Public Energy Solutions NY, LLC, Clean Power Markets, Inc. and Alternative Energy Resources, Inc., (collectively, “Borrowers”)and Silicon Valley Bank (“Lender”), dated November 23, 2010.